Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
Mike Vaishnav
Senior Vice President Corporate Finance & Treasurer
SYNNEX Corporation
Telephone: (510) 668-3533

SYNNEX Corporation Reports Fiscal 2017 Third Quarter Results
Increased Quarterly Cash Dividend by 20% to $0.30 per Share

Fremont, Calif., - September 25, 2017 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal third quarter ended August 31, 2017.

	Q3 FY17	Q3 FY16	Net change
Revenue ($M)	$4,277	$3,670	16.5%
Operating income ($M)	$122.2	$98.0	24.7%
Non-GAAP operating income ($M)(1)	$139.9	$113.6	23.1%
Operating margin	2.86%	2.67%	19 bps
Non-GAAP operating margin(1)	3.27%	3.10%	17 bps
Net income attributable to SYNNEX Corporation ($M)	$75.2	$58.7	28.0%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$86.8	$68.9	26.0%
Diluted EPS	$1.87	$1.47	27.2%
Non-GAAP Diluted EPS(1)	$2.16	$1.73	24.9%
(1) Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
“We maintained our positive momentum, delivering record revenue and profit in the third quarter,” said Kevin Murai, President and Chief Executive Officer, SYNNEX Corporation, “and I am confident that our recent acquisitions of Westcon-Comstor Americas and Tigerspike will continue to fuel our future success.”

Fiscal 2017 Third Quarter Highlights:

•
Technology Solutions: Revenue was $3.8 billion, up 15.8% from the prior fiscal year quarter. Adjusting for the translation effect of foreign currencies, the Technology Solutions business increased by 16.1% compared with last year. Technology Solutions generated operating income of $100.0 million, or 2.64% of segment revenue, compared with $79.4 million, or 2.43% of segment revenue, in the fiscal third quarter of 2016. Non-GAAP operating income was $101.3 million, or 2.68% of segment revenue, for the fiscal third quarter of 2017, compared with $80.1 million, or 2.45% of segment revenue, in the fiscal third quarter of 2016.

•
Concentrix: Revenue was $496.0 million, an increase of 21.9% over the third quarter of last year. Adjusting for the translation effect of foreign currencies, Concentrix revenue increased 22.0% compared with last year. Operating income was $22.2 million, or 4.49% of segment revenue, compared with $18.6 million, or 4.56% of segment revenue in the prior fiscal year quarter. Non-GAAP operating income was $38.6 million, or 7.78% of segment revenue, for the fiscal third quarter of 2017, compared with $33.5 million, or 8.24% of segment revenue, in the fiscal third quarter of 2016.

•	The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 10.8% compared with 9.6% in the prior year fiscal third quarter. The adjusted trailing fiscal four quarters ROIC was 11.7%.

•	The debt to capitalization ratio was 32.1%, up from 29.5% in the prior fiscal year third quarter.

•	Depreciation and amortization were $20.2 million and $16.7 million, respectively.

•	Cash generated from operations was approximately $65 million for the quarter.
Fiscal 2017 Fourth Quarter Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2017 fourth quarter. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangibles and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $4.75 billion to $4.95 billion.

•	Net income is expected to be in the range of $85.2 million to $89.1 million and on a Non-GAAP basis, net income is expected to be in the range of $106.1 million to $110.0 million.

•	Diluted earnings per share is expected to be in the range of $2.11 to $2.21 and on a Non-GAAP basis diluted earnings per share is expected to be in the range of $2.63 to $2.73.

•	After-tax amortization of intangibles is expected to be $20.5 million, or $0.51 per share. After tax acquisition-related and integration expenses are expected to be $0.4 million, or $0.01 per share.
Dividend Announcement
SYNNEX announced today that its Board of Directors has declared a quarterly cash dividend of $0.30 per common share. The dividend will be payable on October 27, 2017 to stockholders of record as of the close of business on October 13, 2017.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (800) 369-1162 in North America or (415) 228-5007 outside North America. The passcode for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.
About SYNNEX Corporation
SYNNEX Corporation (NYSE:SNX) is a Fortune 500 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement strategy to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at www.synnex.com.
Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), non-GAAP net income attributable to SYNNEX Corporation, non-GAAP diluted earnings per share and adjusted ROIC, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon.
Additionally, SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in the local currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
These non-GAAP financial measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business to establish operational goals, and in some cases for measuring performance for compensation purposes. SYNNEX management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures in order to assess the performance of SYNNEX’ continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information table at the end of this press release.
Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2017 fourth quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, after-tax amortization of intangibles and acquisition-related and integration expenses, currency impact, the frequency and occurrence of dividend declarations, the anticipated benefits of recent acquisitions, and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; estimated financial impact of the Westcon-Comstor transaction; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2016 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2017 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	August 31, 2017	November 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$243,265	$380,717
Restricted cash	3,677	6,265
Short-term investments	5,487	5,109
Accounts receivable, net	1,861,409	1,756,494
Receivable from related parties	72	102
Inventories	2,242,083	1,741,734
Other current assets	97,940	104,609
Total current assets	4,453,933	3,995,030
Property and equipment, net	329,885	312,716
Goodwill	536,306	486,239
Intangible assets, net	279,818	298,550
Deferred tax assets	66,215	58,564
Other assets	73,203	64,182
Total assets	$5,739,360	$5,215,281

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$489,904	$362,889
Accounts payable	1,770,435	1,683,155
Payable to related parties	33,675	30,679
Accrued compensation and benefits	173,146	165,585
Other accrued liabilities	291,599	217,127
Income taxes payable	14,603	17,097
Total current liabilities	2,773,362	2,476,532
Long-term borrowings	564,085	601,095
Other long-term liabilities	114,151	103,217
Deferred tax liabilities	70,891	58,639
Total liabilities	3,522,489	3,239,483
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	41	41
Additional paid-in capital	458,916	440,713
Treasury stock	(71,184)	(67,262)
Accumulated other comprehensive income (loss)	(46,550)	(93,116)
Retained earnings	1,875,648	1,695,400
Total SYNNEX Corporation stockholders’ equity	2,216,871	1,975,776
Noncontrolling interest	—	22
Total equity	2,216,871	1,975,798
Total liabilities and equity	$5,739,360	$5,215,281

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
Revenue:
Products	$3,784,599	$3,267,287	$10,289,463	$9,099,762
Services	492,087	402,527	1,444,360	1,075,173
Total revenue	4,276,686	3,669,814	11,733,823	10,174,935
Cost of revenue:
Products	(3,590,007)	(3,096,529)	(9,736,190)	(8,608,518)
Services	(311,735)	(247,328)	(908,661)	(662,238)
Gross profit	374,944	325,957	1,088,972	904,179
Selling, general and administrative expenses	(252,728)	(227,935)	(739,867)	(655,225)
Operating income	122,216	98,022	349,105	248,954
Interest expense and finance charges, net	(9,754)	(7,517)	(26,898)	(20,245)
Other income (expense), net	1,854	(378)	1,325	4,605
Income before income taxes	114,316	90,127	323,532	233,314
Provision for income taxes	(39,153)	(31,426)	(113,432)	(83,619)
Net income	75,163	58,701	210,100	149,695
Net (income) loss attributable to noncontrolling interest	—	3	—	(67)
Net attributable to SYNNEX Corporation per common share	$75,163	$58,704	$210,100	$149,628
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.88	$1.48	$5.27	$3.77
Diluted	$1.87	$1.47	$5.24	$3.75
Weighted-average common shares outstanding:
Basic	39,563	39,346	39,530	39,285
Diluted	39,748	39,534	39,722	39,492
Cash dividends declared per share	$0.25	$0.20	$0.75	$0.60

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
Revenue:
Technology Solutions	$3,784,678	$3,267,354	$10,289,694	$9,099,969
Concentrix	495,974	406,715	1,455,817	1,087,332
Inter-segment elimination	(3,966)	(4,255)	(11,688)	(12,366)
Consolidated	$4,276,686	$3,669,814	$11,733,823	$10,174,935

Operating income:
Technology Solutions	$99,968	$79,410	$282,094	$222,896
Concentrix	22,248	18,564	66,989	25,855
Inter-segment elimination	—	48	22	203
Consolidated	$122,216	$98,022	$349,105	$248,954

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)

	Three Months Ended		Nine Months Ended
	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
Revenue in Constant Currency
Consolidated
Revenue	$4,276,686	$3,669,814	$11,733,823	$10,174,935
Foreign currency translation	9,131		9,297
Revenue in constant currency	$4,285,817	$3,669,814	$11,743,120	$10,174,935

Technology Solutions
Revenue	$3,784,678	$3,267,354	$10,289,694	$9,099,969
Foreign currency translation	8,827		2,305
Revenue in constant currency	$3,793,505	$3,267,354	$10,291,999	$9,099,969

Concentrix
Revenue	$495,974	$406,715	$1,455,817	$1,087,332
Foreign currency translation	304		6,992
Revenue in constant currency	$496,278	$406,715	$1,462,809	$1,087,332

	Three Months Ended		Nine Months Ended
	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$252,728	$227,935	$739,867	$655,225
Acquisition-related and integration expenses	1,026	2,358	1,637	3,928
Restructuring costs	—	258	—	4,255
Amortization of intangibles	16,268	12,996	47,984	35,746
Adjusted selling, general and administrative expenses	$235,434	$212,323	$690,246	$611,296

Technology Solutions
GAAP selling, general and administrative expenses	$94,702	$91,415	$271,407	$268,555
Acquisition-related and integration expenses	705	—	705	—
Amortization of intangibles	656	674	1,961	1,987
Adjusted selling, general and administrative expenses	$93,341	$90,741	$268,741	$266,568

Concentrix
GAAP selling, general and administrative expenses	$159,728	$138,604	$474,132	$392,563
Acquisition-related and integration expenses	321	2,358	932	3,928
Restructuring costs	—	258	—	4,255
Amortization of intangibles	15,612	12,322	46,023	33,759
Adjusted selling, general and administrative expenses	$143,795	$123,666	$427,177	$350,621

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)
(continued)

	Three Months Ended		Nine Months Ended
	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
Operating income and Operating margin
Consolidated
Revenue	$4,276,686	$3,669,814	$11,733,823	$10,174,935

GAAP operating income	$122,216	$98,022	$349,105	$248,954
Acquisition-related and integration expenses	1,026	2,358	1,637	3,928
Restructuring costs	—	258	—	4,255
Amortization of intangibles	16,688	13,011	49,244	36,509
Non-GAAP operating income	$139,930	$113,649	$399,986	$293,646
Depreciation	20,185	15,375	59,058	46,549
Adjusted EBITDA	$160,115	$129,024	$459,044	$340,195

GAAP operating margin	2.86%	2.67%	2.98%	2.45%
Non-GAAP operating margin	3.27%	3.10%	3.41%	2.89%

Technology Solutions
Revenue	$3,784,678	$3,267,354	$10,289,694	$9,099,969

GAAP operating income	$99,968	$79,410	$282,094	$222,896
Acquisition-related and integration expenses	705	—	705	—
Amortization of intangibles	656	674	1,961	1,987
Non-GAAP operating income	$101,329	$80,084	$284,760	$224,883
Depreciation	3,530	3,558	10,408	10,446
Adjusted EBITDA	$104,859	$83,642	$295,168	$235,329

GAAP operating margin	2.64%	2.43%	2.74%	2.45%
Non-GAAP operating margin	2.68%	2.45%	2.77%	2.47%

Concentrix
Revenue	$495,974	$406,715	$1,455,817	$1,087,332

GAAP operating income	$22,248	$18,564	$66,989	$25,855
Acquisition-related and integration expenses	321	2,358	932	3,928
Restructuring costs	—	258	—	4,255
Amortization of intangibles	16,032	12,337	47,283	34,522
Non-GAAP operating income	$38,601	$33,517	$115,204	$68,560
Depreciation	16,655	11,866	48,673	36,306
Adjusted EBITDA	$55,256	$45,383	$163,877	$104,866

GAAP operating margin	4.49%	4.56%	4.60%	2.38%
Non-GAAP operating margin	7.78%	8.24%	7.91%	6.31%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)
(continued)

	Three Months Ended		Nine Months Ended
	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
Net income
Net income attributable to SYNNEX Corporation	$75,163	$58,704	$210,100	$149,628
Acquisition-related and integration expenses	1,026	2,358	1,637	3,928
Restructuring costs	—	258	—	4,255
Amortization of intangibles	16,688	13,011	49,244	36,509
Income taxes related to the above(1)	(6,064)	(5,423)	(17,839)	(16,017)
Non-GAAP net income attributable to SYNNEX Corporation	$86,813	$68,908	$243,142	$178,303

Diluted earnings per common share ("EPS")(2)
Net income attributable to SYNNEX Corporation	$75,163	$58,704	$210,100	$149,628
Less: net income allocated to participating securities	(686)	(589)	(1,943)	(1,559)
Net income attributable to SYNNEX Corporation common stockholders	74,477	58,115	208,157	148,069
Acquisition-related and integration expenses attributable to SYNNEX Corporation common stockholders	1,017	2,337	1,622	3,893
Restructuring costs attributable to SYNNEX Corporation common stockholders	—	258	—	4,217
Amortization of intangibles attributable to SYNNEX Corporation common stockholders	16,535	12,871	48,787	36,108
Income taxes related to the above attributable to SYNNEX Corporation common stockholders(1)	(6,009)	(5,366)	(17,673)	(15,843)
Non-GAAP net income attributable to SYNNEX Corporation common stockholders	$86,020	$68,215	$240,893	$176,444

Weighted-average number of common shares - diluted:	39,748	39,534	39,722	39,492

Diluted EPS(2)	$1.87	$1.47	$5.24	$3.75
Acquisition-related and integration expenses	0.03	0.06	0.04	0.10
Restructuring costs	—	0.01	—	0.11
Amortization of intangibles	0.42	0.33	1.23	0.91
Income taxes related to the above(1)	(0.15)	(0.14)	(0.44)	(0.40)
Non-GAAP Diluted EPS(3)	$2.16	$1.73	$6.06	$4.47

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in millions, except for per share amounts)
(continued)

	Forecast
	Three Months Ending November 30, 2017
	Low	High
Net income
Net income attributable to SYNNEX Corporation	$85.2	$89.1
Acquisition-related and integration expenses	0.6	0.6
Amortization of intangibles	31.8	31.8
Income taxes related to the above(1)	(11.5)	(11.5)
Non-GAAP net income attributable to SYNNEX Corporation	$106.1	$110.0

Diluted EPS(2)	$2.11	$2.21
Acquisition-related and integration expenses	0.01	0.01
Amortization of intangibles	0.79	0.79
Income taxes related to the above(1)	(0.28)	(0.28)
Non-GAAP Diluted EPS(3)	$2.63	$2.73
(1) The tax effect of the non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods.
(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees and non-employee directors are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 0.9% of the Net income attributable to SYNNEX Corporation for both the three and nine months ended August 31, 2017, and 1.0% for both the three and nine months ended August 31, 2016. Net income allocated to participating securities is approximately 0.9% of the Net income attributable to SYNNEX Corporation for the three months ending November 30, 2017.
(3) The sum of the components of Non-GAAP Diluted EPS may not agree to totals, as presented, due to rounding.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)

Return on Invested Capital ("ROIC")

	August 31, 2017	August 31, 2016
ROIC
Operating income (Trailing fiscal four quarters)	$479,745	$353,918
Income taxes on operating income(1)	(162,241)	(127,744)
Operating income after taxes	$317,504	$226,174

Total borrowings, excluding book overdraft (last five quarters average)	$982,084	$736,354
Total equity (last five quarters average)	2,054,776	1,834,574
Less: U.S. cash and cash equivalents (last five quarters average)	(85,189)	(223,772)
Total invested capital	$2,951,671	$2,347,156

ROIC	10.8%	9.6%

Adjusted ROIC
Non-GAAP operating income (Trailing fiscal four quarters)	$556,071	$413,634
Income taxes on Non-GAAP operating income(1)	(187,841)	(149,334)
Non-GAAP operating income after taxes	$368,230	$264,300

Total invested capital	$2,951,671	$2,347,156
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	194,195	147,387
Total Non-GAAP invested capital	$3,145,866	$2,494,543

Adjusted ROIC	11.7%	10.6%
(1) Income taxes on operating income was calculated using the effective year-to-date tax rates during the respective periods.

Debt to Capitalization

		August 31, 2017	August 31, 2016
Total borrowings, excluding book overdraft	(a)	$1,049,605	$806,025
Total equity	(b)	2,216,871	1,926,783
Debt to capitalization	(a)/((a)+(b))	32.1%	29.5%

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)
(continued)

Cash Conversion Cycle

		Three Months Ended
		August 31, 2017	August 31, 2016
Days sales outstanding
Revenue (products and services)	(a)	$4,276,686	$3,669,814
Accounts receivable, including receivable from related parties	(b)	1,861,481	1,651,173
Days sales outstanding	(b)/((a)/the number of days during the period)	40	41

Days inventory outstanding
Cost of revenue (products and services)	(c)	$3,901,742	$3,343,857
Inventories	(d)	2,242,083	1,568,697
Days inventory outstanding	(d)/((c)/the number of days during the period)	53	43

Days payable outstanding
Cost of revenue (products and services)	(c)	$3,901,742	$3,343,857
Accounts payable, including payable to related parties	(e)	1,804,110	1,531,664
Days payable outstanding	(e)/((c)/the number of days during the period)	43	42

Cash conversion cycle		50	42